Exhibit 24(a)


                      CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Crestar Financial Corporation:

             We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus. Our report refers to changes in accounting for postretirement benefits other than pensions and for income taxes.




Richmond, Virginia
November 30, 1994                                    KPMG Peat Marwick LLP